Exhibit 3

When recorded mail to:

NAME	ELIZABETH TAYLOR
STREET	5750 Wilshire Blvd., Suite 590
CITY	Los Angeles,
STATE	CA
ZIP	90036

SPACE ABOVE THIS LINE FOR RECORDER’S USE

GENERAL POWER OF ATTORNEY

Know all men by these presents, that I,      ELIZABETH TAYLOR     , the undersigned, of the County of      Los Angeles     , State of      California     , do hereby make, constitute, and appoint      THOMAS H. HOBERMAN     , of the County of Los Angeles, State of California, my true and lawful attorney in fact for me and in my name, place, and stead, and on my behalf, and for my use and benefit:

1.             To exercise or perform any act, power, duty, right, or obligation whatsoever that I now have, or may hereafter acquire the legal right, power, or capacity to exercise or perform, in connection with, arising from, or relating to any person, item, transaction, thing, employment, property (real or personal, tangible or intangible), or matter whatsoever;

2.             To request, ask, demand, sue for, recover, collect, receive, and hold and possess all such sums of money, debts, dues, commercial paper, checks, drafts. accounts, deposits, legacies, bequests, devises, notes, interests, stock certificates, bonds, dividends, certificates of deposit, annuities, pension and retirement benefits, insurance benefits and proceeds, any and all documents of title. choses in action, personal and real property, intangible and tangible property and property rights, and demands whatsoever, liquidated or unliquidated, as now are, or shall hereafter become, owned by, or due, owing, payable, or belonging to, me or in which I have or may hereafter acquire interest, to have, use, and take all lawful means and equitable and legal remedies, procedures and writs in my name for the collection and recovery thereof, and to adjust, sell, compromise, and agree for the same. and to make, execute, and deliver for me, on my behalf, and in my name, all endorsements, acquittances, releases, receipts, or other sufficient discharges for the same;

3.             To lease, purchase, exchange, and acquire, and to agree, bargain, and contract for the lease, purchase, exchange, and acquisition of, and to accept, take, receive, and possess any real or personal property whatsoever, tangible or intangible, or interest therein, on such terms and conditions, and under such covenants, as said attorney in fact shall deem proper;

4.             To maintain, repair. improve, manage, insure, rent, lease, sell, convey. subject to liens, mortgages, subject to deeds of trust, and hypothecate, and in any way or manner deal with all or any part of any real or personal property whatsoever, tangible or intangible, or any interest therein, that I now own or may hereafter acquire, for me, in my behalf, and in my name and under such terms and conditions, and under such covenants, as said attorney in fact shall deem proper;

5.             To borrow money and to execute and deliver negotiable or non-negotiable notes therefor with or without security; and to loan money and receive negotiable or non-negotiable notes therefor with such security as he shall deem proper;

6.             To create, amend. supplement and terminate any trust and to instruct and advise the trustee of any trust wherein I am or may be trustor or beneficiary; to represent and vote stock, exercise stock rights. accept and deal with any dividend, distribution or bonus, join in any corporate financing, reorganization, merger, liquidation, consolidation or other action and the extension, compromise, conversion, adjustment, enforcement or foreclosure, singly or in conjunction with others of any corporate stock, bond, note, debenture or other security; to compound, compromise, adjust, settle and satisfy any obligation, secured or unsecured, owing by or to me and to give or accept any property and/or money whether or not equal to or less in value than the amount owing in payment, settlement or satisfaction thereof;

7.             To conduct, engage in, arid transact any and all lawful business of whatever nature or kind for me, on my behalf, and in my name, including without limitation the acceptance of offers for the engagement of my personal services in the entertainment industry;

8.             To make, receive, sign, endorse, execute, acknowledge, deliver, and possess such applications, contracts, agreements, options, covenants, conveyances, deeds, trust deeds, security agreements, bills of sale, leases, mortgages. personal inducement letters, loan-out ratification agreements, employment agreements, personal services contracts, agency agreements, personal management agreements, assignments, insurance policies, bills of lading, warehouse receipts, documents of title, bills, bonds, debentures, checks, drafts, bills of exchange, letters of credit, notes, stock certificates, proxies, warrants, commercial paper, receipts, withdrawal receipts and deposit instruments relating to accounts or deposits in, or certificates of deposit of, banks, savings and loan or other institutions or associations, proofs of loss, evidence of debts, releases, and satisfaction of mortgages, liens, judgments, security agreements and other debts and obligations and such other instruments in writing of whatever kind and nature as may be necessary or proper in the exercise of the rights and powers herein granted.

9.             I grant to said attorney in fact full power and authority to do, take, and perform all and every act and thing whatsoever requisite, proper, or necessary to be done, in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that said attorney In fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

10.           My said attorney in fact is empowered hereby to determine in his sole discretion the time when, purpose for and manner in which any power herein conferred upon him shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by him pursuant hereto; and in the acquisition or disposition of real or personal property, my said attorney shall have exclusive power to fix the terms thereof for cash, credit and/or property, and if on credit with or without security.

11.           The undersigned, if a married person, hereby further authorizes and empowers my said attorney, in fact, as my duly authorized agent, to join in my behalf, in the execution of any instrument by which any community real property or any interest herein, now owned or hereafter acquired by my spouse and myself; or either of us, is sold, leased, encumbered. or conveyed.

12            This instrument is to be construed and interpreted as a general power of attorney.  The enumeration of specific items, rights, acts, or powers herein is not intended to, nor does it, limit or restrict, and is not to be construed or interpreted as limiting or restricting, the general powers herein granted to said attorney in fact.

13.           (Strike if not applicable.)  This Power of Attorney shall not be affected by subsequent incapacity of the principal.

~~14.           (Strike if not applicable.)  This Power of Attorney shall become effective upon the incapacity of the principal.~~

15.           If (13) and/or (14) are not stricken, the following warning applies

WARNING TO PERSONS EXECUTING THIS DOCUMENT:

This is an important legal document.  It creates a durable power of attorney.  Before executing this document, you should know these important facts:

(a)           This document may provide the person you designate as your attorney in fact with broad powers to dispose, sell, convey, and encumber your real and personal property.

(b)           These powers will exist for an indefinite period of time unless you limit their duration in this document.  These powers will continue to exist notwithstanding your subsequent disability or incapacity.

(c)           You have the right to revoke or terminate this durable power of attorney at any time.

Dated:	March 26, 1999	/s/ Elizabeth Taylor
ELIZABETH TAYLOR

STATE OF California	)
) ss.
COUNTY OF Los Angeles	)

On this             26th        day of     March   , 1999, before me, the undersigned, a Notary Public in and for said County and State, personally appeared            Elizabeth Taylor   , personally known to me ~~(or proved to me on the basis of satisfactory evidence)~~ to be the person~~(s)~~ whose name~~(s)~~ is~~/are~~ subscribed to the within instrument and acknowledged to me that ~~he/~~she executed the same in ~~his/~~her~~/their~~ authorized capacity~~(ies)~~, and that by ~~his/~~her~~/their~~signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

WITNESS my hand and official seal:

/s/
Signature of Notary Public